UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)December 17, 2025

ABM INDUSTRIES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8929	94-1369354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza 7th Floor
New York, New York		10006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 297-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ABM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2025, ABM Industries Incorporated, a Delaware corporation (“ABM”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with PW Red October S.À R.L, Watchman Investment Holdings Unlimited Company, and certain Management Sellers, as defined in the Purchase Agreement (the “Sellers”), pursuant to which ABM will acquire all of the issued and outstanding share capital of Iveagh New Opportunities Limited, a company incorporated in Ireland, and its direct and indirect wholly-owned subsidiaries (collectively, “WGNSTAR”) for an aggregate purchase price of approximately $275 million in cash, payable in accordance with the terms of the Purchase Agreement and subject to the adjustments set forth therein (the transaction, the “Acquisition”). ABM will finance the Acquisition with cash on hand and borrowings under its amended revolving credit facility.

The closing of the Acquisition is subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as certain other regulatory approvals in Ireland.

The parties have each made customary representations, warranties, and covenants, including, among others, the Sellers’ agreement to cause WGNSTAR to conduct its business in the ordinary course of business consistent with past practice and the parties’ agreement to use commercially reasonable efforts to consummate the Acquisition. The Purchase Agreement also contains limited indemnification provisions and certain termination rights of the parties, including in the event that the other party has breached its material closing obligations, subject to the ability to cure.

ABM expects to file the Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2026. The foregoing description is a summary of the material terms of the Purchase Agreement, does not purport to be complete, and is qualified in its entirety by reference to the text of the Purchase Agreement when filed.

Item 2.02 Results of Operations and Financial Condition.

On December 17, 2025, ABM issued a press release announcing financial results related to the fourth quarter and fiscal year ended October 31, 2025. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K, which is incorporated into this item by reference.

Item 7.01. Regulation FD Disclosure.

On December 17, 2025, ABM issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 incorporated herein by reference, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On December 17, 2025, the Company announced that the Board of Directors of the Company declared a quarterly dividend of $0.29 per share, payable on February 2, 2026, to stockholders of record on January 14, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1

Press Release issued by ABM Industries Incorporated, dated December 17, 2025, announcing financial results related to the fourth quarter and fiscal year ended October 31, 2025, and the declaration of a dividend payable on February 2, 2026, to stockholders of record on January 14, 2026.

99.2	Press Release, dated December 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Date:	December 17, 2025	By:	/s/ David R. Goldman
David R. Goldman Vice President and Corporate Secretary